Exhibit 10.14.2

AMENDMENT N°1 TO

CONSULTING AND INTELLECTUAL PROPERTY (“IP”) AGREEMENT

By and between INTERCEPT PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, with registered office at 18 Desbrosses Street, New-York 10013 NY, USA (“INTERCEPT”) on the one hand and ROBERTO PELLICCIARI (“Consultant”), residing at Via U. Rocchi, 60, Perugia, Italy 06123, on the other hand:

RECITALS

WHEREAS, INTERCEPT and Consultant have entered into a Consulting and IP Agreement (the “Agreement”);

WHEREAS, the initial Term (as defined in section 7.1 of the Agreement) will end on July 31st, 2012;

WHEREAS, the parties have decided to extend such Term.

NOW, THEREFORE, in consideration of the foregoing premises, INTERCEPT and Consultant hereby agree as follows:

ARTICLE 1:

The Term is extended for a six month period starting on August 1st, 2012 (hereinafter the “Extended Term”).

During the Extended Term, Consultant agrees to make himself available to render the Services, as requested by Intercept at such times and locations as may be mutually agreed and to perform such Services in a professional and workmanlike manner. INTERCEPT will pay to Consultant thirty-seven thousand five hundred euros (€37,500) per quarter for consulting services and Inventions, Know How, Improvements and Patent Rights, respectively, during the Extended Term of this Agreement payable as follows: €37,500 on October 31, 2012 and €37,500 on January 31, 2013.

Based on the results of the work performed during the Extended Term, the parties may decide, by way of an amendment to the Agreement, to further extend the Extended Term for an additional six month period.

ARTICLE 2:

“Research Program” means the written research plan as amended as attached as Exhibit A to this Amendment, setting forth the research activities and services to be conducted by TES and through the Services provided by the Consultant.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 3:

Any and all provisions of the Agreement not modified hereinabove shall remain in full force and effect.

In witness whereof, the Parties have executed this amendment by their proper officers as of July 30, 2012.

INTERCEPT PHARMACEUTICALS, INC.

/s/ Mark Pruzanski

Name: Mark Pruzanski

Title: President and Chief Executive Officer

CONSULTANT

/s/ Roberto Pellicciari

Name: Roberto Pellicciari

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

INITIAL ACTION PLAN

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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